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                                                                    EXHIBIT 3.42

                                CORPORATE RECORDS

                                       OF


                            LIBERTY PRODUCTIONS, INC.


                                      *****


                           INCORPORATED UNDER THE LAWS

                                     OF THE

                          COMMONWEALTH OF PENNSYLVANIA


                                      *****


                                   LAW OFFICES

                                       OF

                           SHAFFER, CALKINS & BALABAN
                             223 North Front Street
                                 P. O. Box 1188
                              Harrisburg, PA 17108

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                                                   Filed this             day of
                                                                       , 19
                                                   Commonwealth of Pennsylvania

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE

                               CORPORATION BUREAU


                                                   Secretary of the Commonwealth


Articles of
Incorporation _____________
Domestic Business Corporation

     In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

     1.   The name of the corporation is: Liberty Productions, Inc.

     2. The location and post office address of the initial registered office of the corporation in the Commonwealth is: 2224 Paxton Street, P. O. Box 4097, Harrisburg, Pennsylvania 17111.

     3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: To engage in any and all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

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     4.   The term for which the corporation is to exist is: Perpetual.

     5. The aggregate number of shares which the corporation shall have authority to issue is: 250 Shares of Authorized Stock at $10.00 Par Value Each.


     6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

         NAME                     ADDRESS            NUMBER AND CLASS OF SHARES
Robert D. Lilley,    2224 Paxton St., P.O.Box 4234,            25 Shares
                     Harrisburg, PA 17111


     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 29th day of August, 1978.

                                                /s/ Robert D. Lilley (SEAL)
                                                ----------------------
                                                Robert D. Lilley

                                                ---------------------(SEAL)

                                                ---------------------(SEAL)

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                                     BY-LAWS

                               ARTICLE I - OFFICES

     1. The registered office of the corporation shall be at 2224 Paxton Street, P. O. Box 4097, Harrisburg, Pennsylvania, 17111.

     2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                ARTICLE II - SEAL

     1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania".

                       ARTICLE III - SHAREHOLDERS' MEETING

     1. Meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

     2. The annual meeting of the shareholders, shall be held on the first of September in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 o'clock A.M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting

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shall not be called and held during any calendar year, any shareholder may call such meeting at any time thereafter.

     3. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors,

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those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     4. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholders, or by his duly authorized attorney in fact, and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and

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such proxy shall be valid so long as the debt owed by him to the creditor remains unpaid. Elections for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins. Except as otherwise provided in the Articles, in each election of directors cumulative voting shall be allowed. No share shall be voted at any meeting upon which any installment is due and unpaid.

     5. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least days prior to the meeting.

     6. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

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     7.   Special meetings of the shareholders may be called at any time by the
President, or the Board of Directors, or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     8. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

     9. Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to
vote thereat at least    days before such meeting, unless a greater period of
notice is required by statute in a particular case.

     10. The officer or agent having charge of the transfer books shall make at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list

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shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

                             ARTICLE IV - DIRECTORS

     1. The business of this corporation shall be managed by its Board of Directors, two in number. The directors need not be residents of this Commonwealth or shareholders in the corporation. They shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. Whenever all the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Whenever there are three or more shareholders, there must be at least three directors.

     2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all

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such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

     3. The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

     4. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

     5. Regular meetings of the Board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

     6. Special meetings of the Board may be called by the President on five days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

     7. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and

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the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors and shall be filed with the Secretary of the corporation.

     8. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE V - OFFICERS

     1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice President and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors.

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     2.   The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     3. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

     4. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

     5. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of

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Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

     6. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                             ARTICLE VI - VACANCIES

     1. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     2. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors,

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shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                         ARTICLE VII - CORPORATE RECORDS

     1. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each.

     2. Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's

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interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in this Commonwealth or at its principal place of business.

               ARTICLE VIII - SHARE CERTIFICATES, DIVIDENDS, ETC.

     1. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the

     2. Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

     3. The Board of Directors may fix a time, not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or

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go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

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     4.   In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     5. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

     6. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

     1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     2.   The fiscal year shall begin on the first day of JULY each year.

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     3.   Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

     4. Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

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     5.   One or more directors or shareholders may participate in a meeting of the Board, of a committee of the Board or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     6. Except as otherwise provided in the Articles or By-Laws of this corporation, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

     7. Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

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                          ARTICLE X - ANNUAL STATEMENT

     1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                             ARTICLE XI - AMENDMENTS

     1. These By-Laws may be amended or repealed by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the shareholders, duly convened after notice to the shareholders of that purpose.

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                          UNANIMOUS CONSENT IN LIEU OF

                          FIRST MEETING OF SHAREHOLDERS


          THE UNDERSIGNED, being all of the shareholders of the above named corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania, do hereby adopt the following resolutions:

          RESOLVED, That the filing of the Articles of Incorporation with the Department of State of the Commonwealth of Pennsylvania be duly advertised as required by law, and that the Secretary of this corporation cause a copy of the Articles of Incorporation to be prefixed to the minutes, and that this corporation proceed to do business thereunder.

          RESOLVED, That the form of By-Laws submitted for the regulation of the affairs of the corporation be adopted and inserted in the minute book immediately following the copy of the Articles of Incorporation.

          RESOLVED, That the following are designated to constitute the Board of Directors of this corporation, to hold office for the ensuing year and until successors are chosen and qualified :

          Robert D. Lilley

          Wayne B. Titus, II

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          RESOLVED, That the Board of Directors be and it is hereby authorized to issue the capital stock of this corporation to the full amount or number of shares authorized by the Articles of Incorporation, in such amounts and proportions as from time to time shall be determined by the Board, and to accept in full or in part payment thereof such property as the Board may determine shall be good and sufficient consideration and necessary for the business of this corporation.

Dated:  September 21, 1978

                                                /s/ Robert D. Lilley
                                                ---------------------------
                                                Robert D. Lilley

                                                /s/ Wayne B. Titus, II
                                                ---------------------------
                                                Wayne B. Titus, II